UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 11, 2011

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On February 11, 2011, Advanced Micro Devices, Inc. (“AMD”) terminated the Sale of Receivables-Supplier Agreement dated March 26, 2008, as amended, with IBM Credit LLC (“IBM Credit”). In addition, AMD International Sales & Services, Ltd. (“AMDISS”), a wholly owned subsidiary of AMD, terminated the Sale of Receivables-Supplier Agreement dated March 26, 2008, as amended, with IBM United Kingdom Financial (“IBM UK”). Each of the sales agreements was terminated pursuant to section 9.1 of such agreements, which permit a party to terminate without cause with at least 30 calendar days prior written notice to the other party.

Under the agreements, AMD and AMDISS had agreed to sell to each of IBM Credit and IBM UK certain customer receivables up to credit limits set by IBM Credit and IBM UK applicable for each customer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2011	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant Secretary